UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 9, 2010
POSTROCK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34635 (Commission file number)	27-0981065 (I.R.S. employer identification number)

210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma (Address of principal executive offices)	73102 (Zip code)
Registrant’s telephone number, including area code: (405) 600-7704
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Fourth Amendment to PostRock Energy Service Corporation’s Second Amended and Restated Credit Agreement
     On July 11, 2010, PostRock Energy Corporation’s subsidiary, PostRock Energy Services Corporation (formerly known as Quest Resource Corporation) (“PESC”), entered into the Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Credit Agreement, dated as of September 11, 2009 among PESC, Royal Bank of Canada (“RBC”) and the lenders party thereto (as amended, the “Credit Agreement”). The Fourth Amendment is among PESC, as borrower, PESC’s wholly-owned subsidiaries that guarantee the Credit Agreement, and RBC, as administrative agent, collateral agent and a lender.
     The Fourth Amendment extends the July 11, 2010 maturity date of the $8 million revolving line of credit and three promissory notes under the Credit Agreement until October 9, 2010. The maturity date of the term loan portion of the indebtedness outstanding under the Credit Agreement remains January 11, 2012. The Fourth Amendment also extends, until October 9, 2010, the deadline for PESC to satisfy specified conditions which would obligate the Lenders to reconvey to PESC’s subsidiaries the overriding royalty interests that such subsidiaries have assigned to the Lenders under the Credit Agreement.
     The Fourth Amendment did not result in an increase in interest expense and no amendment fees were incurred in connection therewith. This summary description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 herewith and is incorporated herein by reference.
Securities Class Action Settlement
     PostRock Energy Corporation (the “Company”) also announced that on Friday, July 9, 2010, a stipulation of settlement was filed in the United States District Court for the Western District of Oklahoma which, if approved by the Court, will resolve the pending securities class actions, first-filed derivative lawsuit, and two individual securities actions pending against the Company and its current and former officers and directors. The Company intends to contribute $1 million to the settlement of the lawsuits and approximately $0.4 million to resolve other potential liabilities associated with the litigation.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of July 11, 2010, by and among PostRock Energy Services Corporation, as Borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent and as the Lender, and the Guarantors party thereto.

99.1	—	Press Release, dated July 12, 2010.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	/s/ David J. Klvac
David J. Klvac
Chief Accounting Officer

Date: July 12, 2010

EXHIBIT INDEX

No.	Description

10.1	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of July 11, 2010, by and among PostRock Energy Services Corporation, as Borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent and as the Lender, and the Guarantors party thereto.

99.1	Press Release, dated July 12, 2010.

4